Exhibit 99.1

[GLOBAL ENTERTAINMENT LOGO]
                                                For Further Information Contact:
                      NEWS RELEASE                   Richard Kozuback, President
                                                Global Entertainment Corporation
                                                                    480-994-0772

                                                        Rudy R. Miller, Chairman
                                                                The Miller Group
                                              Investor Relations for the Company
                                                                    602-225-0505
                                                         geco@themillergroup.net

Global Entertainment Corporation
4909 East McDowell Road, Suite 104
Phoenix, Arizona 85008-4293
www.globalentertainment2000.com

               Global Entertainment Corporation Revenue Increases
                       56.6% for First Quarter Fiscal 2006

PHOENIX,  ARIZONA, OCTOBER 14, 2005 -- GLOBAL ENTERTAINMENT  CORPORATION (OTCBB:
GECO) - a company engaged in sports management, arena and related real estate development, facility and venue management and marketing, venue ticketing and branded licensing, today reported revenue for the first quarter ended August 31, 2005 was up 56.6% to $3,204,773 compared to revenue of $2,046,372 in the comparable quarter for 2004. For the three-month period ended August 31, 2005, the company realized a net loss of $151,284 or $.03 per diluted share as compared to net loss of $90,533 or $.02 per diluted share for the period ended August 31, 2004.

During the quarter, the company continued to invest in the expanding operations of GetTix.net, to equip and staff the ticketing subsidiary. Revenue earned in the first quarter increased with the ongoing project management agreements for the Rio Rancho Events Center in Rio Rancho, New Mexico, the Prescott Valley Convention and Events Center in Prescott Valley, Arizona and the Broomfield Event Center in Broomfield, Colorado. Operating expense also increased to meet the requirements of the company's continued expansion.

"We are very pleased to start fiscal 2006 with a strong increase in revenue primarily from the multiple arena projects in various stages of development under the management of ICC (International Coliseums Company), as these projects drive revenue streams to our marketing, licensing and ticketing subsidiaries," stated Richard Kozuback, president and chief executive officer. "Operating cost increases are inherent in a developing growth company as we invest in personnel with the expertise required to fulfill our existing contracts and to allow for future growth. We also increased our marketing efforts and made improvements to our technology as dictated by increasing demands for internal service.

"Contributions from our investment in the ticketing company, GetTix.net, will become more evident as the arenas under development begin operations and the independent contracts acquired in fiscal 2005 move beyond the start-up phase.


                                                                         more...

Global Entertainment Corporation Revenue Increases 56.6% First Quarter
Fiscal 2006
October 14, 2005
Page 2


Advanced ticketing for the Youngstown, Ohio arena was a contributing factor to ticketing revenue reported in this year's first quarter compared to fiscal 2004 first quarter when no ticketing revenue was recorded," Kozuback added.

"The increased spending in the first quarter better positions us for growth throughout our divisions for the remainder of the year. As our revenues increase we will absorb the added operating costs. We believe our actions have us well positioned to meet the commitments we have in-hand and to aggressively seek contracts for projects that are just now taking shape," Kozuback concluded.

Visit our web sites:
www.globalentertainment2000.com   www.centralhockeyleague.com  www.coliseums.com
            www.GetTix.net                            www.Cragar.com

Global Entertainment Corporation is an integrated event and entertainment company focused on small- to mid-size communities, that is engaged, through its five wholly owned subsidiaries, in sports management, arena and related real estate development, facility and venue management and marketing, venue ticketing and branded licensing. The WPHL, INC., through a joint operating agreement with the Central Hockey League (CHL), is the operator and franchisor of professional minor league hockey teams in eight states. INTERNATIONAL COLISEUMS COMPANY serves as project manager for arena development and is responsible for management agreements associated with arena facility operations. GLOBAL ENTERTAINMENT MARKETING SYSTEMS (GEMS) pursues licensing and marketing opportunities related to the Company's sports management and arena developments and operations. GLOBAL ENTERTAINMENT TICKETING (GetTix.Net) is an in-house ticketing company for sports and entertainment venues. CRAGAR INDUSTRIES, INC. is the licensor for its nationally recognized, branded products CRAGAR(R), TRU-SPOKE(R), CRAGAR S/S(R) and STREET PRO(R).

     Certain statements in this release may be "forward-looking statements" within the meaning of The Private Securities Litigation Reform Act of 1995. These forward-looking statements may include projections of matters that affect revenue, operating expenses or net earnings; projections of capital expenditures; projections of growth; hiring plans; plans for future operations; financing needs or plans; plans relating to the company's products and services; and assumptions relating to the foregoing.

     Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking information.

     Some of the important factors that could cause the company's actual results to differ materially from those projected in forward-looking statements made by the company include, but are not limited to, the following: intense competition within the sports and entertainment industries, past and future acquisitions, expanding operations into new markets, risk of business interruption, management of rapid growth, need for additional financing, changing consumer demands, dependence on key personnel, sales and income tax uncertainty and increasing marketing, management, occupancy and other administrative costs.

     These factors are discussed in greater detail in the company's Annual Report on Form 10-KSB for the year ended May 31, 2005, as filed with the Securities and Exchange Commission.

                            FINANCIAL TABLE FOLLOWS:

Global Entertainment Corporation Revenue Increases 56.6% First Quarter
Fiscal 2006
October 14, 2005
Page 3


                GLOBAL ENTERTAINMENT CORPORATION AND SUBSIDIARIES
                       CONSOLIDATED SUMMARY OF OPERATIONS


                              FINANCIAL HIGHLIGHTS
                                   (UNAUDITED)

                                                For the three months ended
                                                         August 31,
                                              ---------------------------------
                                                  2005                  2004
                                              -----------           -----------

     Revenues                                 $ 3,204,773           $ 2,046,372

     Expenses                                   3,357,457             2,136,906
                                              -----------           -----------

     Loss from Operations                        (152,684)              (90,534)

     Other Income                                   1,400                     1
                                              -----------           -----------

     Net Loss                                 $  (151,284)          $   (90,533)
                                              ===========           ===========

     Loss Per Share - basic and diluted       $     (0.03)          $     (0.02)
                                              ===========           ===========
     Weighted average shares outstanding
      - basic and diluted                       5,345,738             5,338,820
                                              ===========           ===========


                                      # # #